UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2004 (August 26, 2008)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 26, 2008, Key Energy Services, Inc., a Maryland corporation, and its wholly-owned subsidiary, Key Energy Services Cyprus Ltd., a Cyprus company (“KESC”), entered into a Master Agreement (the “Agreement”) with OOO Geostream Assets Management, a company incorporated in the Russian Federation, and the following parties, which are referred to in the Agreement as “L-Group”: Boris Germanovich Levin, Mikhail Vladimirovich Siyatskiy, Aleksei Rufatovich Mustafinov, Yurii Leonidovich Bodnarchuk, John Thomas Wilson and Vemor Trading and Investments Limited, a Cyprus company.

The Agreement provides for an investment by KESC of approximately 23.3 million Euros (approximately U.S. $35 million) in a two-stage transaction, which will result in ownership by KESC of 50% of the shares of OOO Geostream Services Group, a limited liability company incorporated in the Russian Federation (the “Company”), prior to March 31, 2009.  The Company, along with its branches, subsidiaries and affiliates (together, the “Geostream Group”), conducts field facilities engineering, geological and hydrodynamic modeling, field development planning, drilling and workover well services in the Russian Federation.  The transaction is contingent upon receipt of approval from the Federal Antimonopoly Service of the Russian Federation.  Subject to receiving such approval and meeting certain other closing conditions, KESC will invest approximately 12.0 million Euros in Geostream Group and will acquire ownership of 26% of the shares of the Company at an initial closing, followed by a second closing at which KESC will invest approximately 11.3 million Euros in Geostream Group and acquire an additional 24% of the shares of the Company.  At the time of the initial closing, KESC will have the right to appoint 50% of the members of the Board of the Company and the governing bodies of the members of Geostream Group, and at the time of the second closing, KESC will have the right to appoint the majority of the Board and appoint the governing managers of the Geostream Group.

KESC has an option, beginning two years after the date of the initial closing, to purchase in one or two transactions, all or part of the shares of the Company that it does not already hold.  The Agreement requires KESC, no later than the fourth anniversary of the initial closing, to purchase 49% of the shares of the Company that it does not already hold or arrange an initial public offering of shares, and further requires KESC, no later than the sixth anniversary of the initial closing, to purchase the remaining shares of the Company that it does not already hold or to arrange an initial public offering of shares.  Any such acquisitions will be made at prices established in accordance with the valuation methodology set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure

On August 28, 2008, the Company issued a press release announcing that it had entered into the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.  The information contained in this Item 7.01 (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1         Master Agreement dated August 26, 2008, by and among Key Energy Services, Inc., Key Energy Services Cyprus Ltd., OOO Geostream Assets Management and L-Group.

99.1         Press release dated August 28, 2008 announcing the entry into the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: September 2, 2008	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Master Agreement dated August 26, 2008, by and among Key Energy Services, Inc., Key Energy Services Cyprus Ltd., OOO Geostream Assets Management and L-Group.

99.1	Press release dated August 28, 2008 announcing the entry into the Agreement.